                                                                    EXHIBIT 12.1

                                  THE COMPANY

                       RATIO OF EARNINGS TO FIXED CHARGES

                                                                                        YEAR ENDED
                                                                                       DECEMBER 31,
                                                                                           1996
                                                                                       ------------
Pre-tax loss from continuing operations..............................................     (48,488)
                                                                                          -------
Fixed charges:
  Interest expense and amortization of debt discount and premium on all
     indebtedness....................................................................      37,742
Rentals:
  Rent expense(1)....................................................................         719
  Preferred dividend requirement.....................................................         496
                                                                                          -------
          Total fixed charges........................................................      38,957
                                                                                          -------
Earnings before income taxes and fixed charges.......................................      (9,531)
                                                                                          =======
Ratio of earnings to fixed charges...................................................          --
                                                                                          =======

---------------

(1) For leases where the interest factor can be specifically identified, the actual interest factor was used. For all other leases, the interest factor is estimated at one-third of total rent expense for the applicable period which management believes represents a reasonable approximation of the interest factor.

                         PREVIOUSLY AFFILIATED ENTITIES

                       RATIO OF EARNINGS TO FIXED CHARGES

                                                                                          PERIOD FROM
                                                                                          JANUARY 1,
                                                                                            1996 TO
                                                                                           JULY 30,
                                         1991      1992      1993      1994      1995        1996
                                        -------   -------   -------   -------   -------   -----------
Pre-tax loss from continuing
  operations..........................  (21,081)  (70,280)  (77,648)  (79,047)  (62,412)    (51,038)
                                        -------   -------   -------   -------   -------     -------
Fixed charges:
  Interest expense and authorization
     of debt discount and premium on
     all indebtedness.................    8,640    32,357    44,760    44,278    48,835      47,545
                                        -------   -------   -------   -------   -------     -------
Rentals:
  Rent expense........................      137       404       585       666       952         573
                                        -------   -------   -------   -------   -------     -------
          Total fixed charges.........    8,777    32,761    45,345    44,944    49,787      48,118
                                        -------   -------   -------   -------   -------     -------
Earnings before income taxes and fixed
  charges.............................  (12,304)  (37,519)  (32,303)  (34,103)  (12,625)     (2,920)
                                        =======   =======   =======   =======   =======     =======
Ratio of earnings to fixed charges....       --        --        --        --        --          --
                                        =======   =======   =======   =======   =======     =======